Exhibit 10.32
[Form of Restricted Stock Unit Agreement for Employees]

ALEXION PHARMACEUTICALS, INC.
2017 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”), by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you (the “Participant”) sets forth the terms and conditions of an award of restricted stock units granted to the Participant on the date (the “Grant Date”) set forth in the Award Letter (defined in Section 1 hereof) under the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan (as amended and in effect from time to time, the “Plan”), which is incorporated herein by reference.
W I T N E S S E T H:
WHEREAS, pursuant to the Plan, the Company desires to grant to the Participant, and the Participant desires to accept, an award (this “Award”) of restricted stock units (“RSUs”), upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
NOW, THEREFORE, the parties hereto agree as follows:

1.Grant. The Company hereby grants to the Participant on the Grant Date the number of RSUs set forth in a notice of award or an award letter dated as of the Grant Date and separately delivered to the Participant in connection with this Agreement (the “Award Letter”), subject to the terms and conditions of the Plan and this Agreement. An RSU is an unfunded and unsecured promise to deliver (or cause to be delivered) to the Participant, subject to the terms and conditions of the Plan and this Agreement, a share of Stock (each, a “Share”) on the delivery date or as otherwise provided herein. Until such delivery, the Participant has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company.
2.    Vesting. Except as otherwise provided herein, in the Plan, or in an effective employment or other written agreement between the Participant and the Company or any of its affiliates, the RSUs shall become vested in the portions and on the dates specified in the Award Letter or as otherwise provided in this Agreement (each such date, a “Vesting Date”), provided that the Participant remains in continuous Employment from the Grant Date through each applicable Vesting Date. While the Participant’s continuous Employment is not required in order to receive delivery of Shares underlying RSUs that are vested in accordance with this Agreement at the time the Participant’s Employment terminates, all other terms and conditions of this Agreement shall continue to apply to such vested RSUs. This Award will terminate, and no Shares underlying such vested RSUs will be delivered, if the Participant fails to comply with such terms and conditions.
3.    Delivery. As soon as administratively feasible after the date an RSU vests hereunder, but no later than thirty (30) days following such vesting date, the Company shall cause to be delivered to the Participant (or in the event of the Participant’s death, the Participant’s beneficiary or legal representative) the Shares underlying the RSU in accordance with this Agreement. No Shares will be delivered pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Company. In the event that any Shares are to be delivered to an individual other than the original Participant, the Company will be under no obligation to deliver shares of Stock hereunder unless and until it is satisfied as to the authority of the individual to receive the Shares.
4.    Nontransferability. This Award may not be transferred except as expressly permitted by Section 6(a)(3) of the Plan.
5.    Forfeiture. Except as may otherwise be provided in Sections 6 or 7 hereof, or in an effective employment or other written agreement between the Participant and the Company or any of its affiliates, upon the termination of the Participant’s Employment, the Participant shall forfeit, without payment, any and all RSUs that were outstanding but that had not yet become vested immediately prior to such termination of Employment, and such RSUs shall cease to be outstanding and no Shares will be delivered in respect thereof.
6.    Termination of Employment
(a)    Death. Except as otherwise provided in an effective employment or other written agreement between the Participant and the Company or any of its affiliates, if the Participant’s Employment terminates due to his or her death, then that portion of this Award that has not vested on the date of termination shall immediately become fully vested.
(b)    Disability. Except as otherwise provided in an effective employment or other written agreement between the Participant and the Company or any of its affiliates, if the Participant’s Employment is terminated by the Company due to his or her Disability (as defined below), then fifty percent (50%) of that portion of this Award that has not vested on the date of termination shall immediately become fully vested on the date of such termination. For purposes of this Agreement, “Disability” shall mean, unless otherwise defined in an effective employment or other written agreement between the Participant and the Company or any of its affiliates (in which case, such meaning shall apply for so long as such agreement is in effect), the inability of the Participant to perform the customary duties of his or her Employment by reason of a physical or mental incapacity which is expected to result in death or to be of indefinite duration, that is certified by the Company’s long-term disability insurance carrier in writing to the Company or the Participant, and provided that the Participant has been on a leave of absence approved by the Company for at least six (6) months immediately prior to the date of termination of the Participant’s Employment. The final determination of whether the Participant has been terminated for Disability shall be made by the Company.
(c)    Position Elimination. Except as otherwise provided in an effective employment or other written agreement between the Participant and the Company or any of its affiliates, if the Participant’s Employment is terminated by the Company due to a “position elimination” or “workforce restructuring” as such terms are defined in the Company’s then-applicable severance policy, but not including any termination for Cause or any termination for insufficient performance as determined by the Company or any of its affiliates, then the portion of this Award that would have become vested had the Participant’s Employment continued for the Additional Vesting Credit Period (as defined below) following the date of termination shall immediately become fully vested on the date of such termination provided that the Participant executes a separation agreement agreed to with the Company. For purposes of this Agreement, the “Additional Vesting Credit Period” shall mean one (1) year if the Participant was

Employed at or above the Executive Director or Vice President level and six (6) months if the Participant was Employed below the Executive Director level. The provisions of this Section 6(c) shall be subject to any additional restrictions or limitations of any then-applicable severance policy of the Company.
(d)    Termination for Cause or at a Time when Cause Exists. Notwithstanding anything to the contrary in this Agreement, if the Participant’s Employment is terminated by the Company or an affiliate for Cause, or if, at the time of the Participant’s termination of Employment, grounds for a termination for Cause exist, then the RSUs (whether or not then vested) shall immediately be forfeited and terminate without any consideration due or payable to the Participant.
(e)    Other Termination. Except as otherwise provided in an effective employment or other written agreement between the Participant and the Company or any of its affiliates, if the Participant’s Employment terminates for any reason not covered by Sections 6(a) through 6(d) above, then that portion of this Award that has not vested on the date of termination shall immediately be forfeited and terminate without any consideration due or payable to the Participant.

7.    Change in Control.
(a)    Unless otherwise provided in an effective employment or other written agreement between the Participant and the Company or any of its affiliates, if (i) in connection with a Change in Control, this Award, to the extent outstanding immediately prior to such Change in Control, is assumed or continued, or a new award is substituted for this Award by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 7(a)(1) of the Plan, and (ii) at any time within the twenty-four (24)-month period following the Change in Control, the Participant’s Employment is terminated by the Company (or its successor) or an affiliate without Cause or the Participant terminates his or her Employment for Good Reason (as defined below), the RSUs (or the award substituted for the RSUs), to the extent then outstanding but not then vested, will automatically vest in full at the time of such termination of Employment. If in connection with a Change in Control this Award is not assumed or continued, or a new award is not substituted for this Award by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 7(a)(1) of the Plan, this Award, to the extent outstanding immediately prior to such Change in Control but not then vested, will automatically vest in full upon the consummation of such Change in Control. Notwithstanding anything to the contrary in the Plan or this Agreement, to the extent that any payment under this Award constitutes deferred compensation subject to Section 409A, the immediately preceding sentence will not apply, and any discretion that may otherwise be exercised by the Company pursuant to the Plan or otherwise shall not be so exercised to the extent the exercise of such discretion would result in adverse tax consequences under Section 409A.
(b)    For purposes of this Agreement, “Good Reason” shall mean, unless otherwise defined in an effective employment or other written agreement between the Participant and the Company or any of its affiliates then in effect (in which case, such meaning shall apply for so long as such agreement is in effect), the occurrence of any of the following, without the Participant’s prior consent:
1.    relocation of the Participant’s place of Employment to a location that is more than thirty (30) miles from the Participant’s principal place of Employment prior to the Change in Control; or
2.    a material diminution of the Participant’s base salary or annual bonus target percentage (i.e., percentage of base salary fixed during the performance year) from the Participant’s base salary or annual bonus target percentage in effect as of immediately prior to the Change in Control (or, if greater, following such Change in Control).
A termination of Employment will qualify as a termination for Good Reason only if (i) the Participant gives the Company written notice, within ninety (90) days of the first existence or occurrence of any of the conditions specified above; (ii) the Company fails to cure the condition(s) within thirty (30) days of receiving such written notice; and (iii) the Participant terminates his or her Employment not later than thirty (30) days following the end of such thirty (30)-day cure period.
8.    Cancellation of Award and Recoupment of Gains. Notwithstanding anything herein to the contrary, if the Participant is not in compliance with all material applicable provisions of this Agreement and the Plan, or if the Participant engages in a Detrimental Activity or breaches any other Company policy or covenant with the Company to which the Participant is bound, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict this Award at any time, and, at the Company’s request, the Participant shall reimburse the Company any gains realized by the Participant on the sale of Shares. If requested by the Company, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of this Agreement and the Plan and has not engaged in any Detrimental Activity. In addition, the Participant expressly acknowledges that this Award is subject to the restrictions set forth in Section 6(a)(5) of the Plan, including that the RSUs are subject to any clawback or recoupment policy of the Company and any of its affiliates, as in effect from time to time.
For purposes of this Agreement, “Detrimental Activity” shall mean any of the following, unless authorized in advance by the Company: (1) during the Participant’s Employment, the rendering of services for any organization, or engaging directly or indirectly, whether as an employee or independent contractor or otherwise, whether with or without compensation, in any business that is or becomes competitive with all or any portion of the business of the Company or any of its affiliates, (2) the disclosure to anyone outside the Company or any of its affiliates, or the use in other than the Company’s or any of its affiliates’ business, without prior authorization from the Company, of any confidential information or material relating to the business of the Company or any of its affiliates, acquired by the Participant either during or after his or her Employment, (3) the failure or refusal to disclose promptly and to assign to the Company or one of its affiliates all rights, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during his or her Employment, relating in any manner to the actual or anticipated business, research or development work of the Company or any of its affiliates, or the failure or refusal to do anything reasonably necessary to enable the Company or any of its affiliates to secure a patent where appropriate in the United States and in other countries; (4) any attempt, directly or indirectly, by the Participant to induce any employee or other service provider of the Company or any of its affiliates to be employed or perform services elsewhere, or any attempt, directly or indirectly, by the Participant to solicit the trade or business of any current or prospective customer, supplier, consultant, vendor, or partner of the Company or any of its affiliates during his or her Employment.
9.    No Employment or Other Service Rights. Nothing in this Agreement shall confer on the Participant any right to continue in the employment or service of the Company or any of its affiliates, or in any way interfere with the right of the Company or any of its affiliates to terminate the Employment of the Participant at any time.

10.    Withholding; Section 409A.
(a)    The Participant acknowledges and agrees that any income or other taxes due with respect to this Award or any Shares to be delivered pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. As a condition to the vesting of the RSUs and/or the delivery of any Shares hereunder, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or any of its affiliates relating to this Award, the Company shall be entitled to (i) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the Participant, whether or not pursuant to the Plan, (ii) require that Participant remit cash to the Company, or (iii) enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. The Participant authorizes the Company to withhold such amounts as may be necessary to satisfy the applicable federal, state and local withholding tax requirements that may arise in connection with this Award from any amounts otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving Participant of any liability for satisfying his or her tax obligations.

(b)    Unless the Company notifies the Participant in writing in accordance with the applicable Company policies or requirements before any Vesting Date or other date that the RSUs vest and/or settle hereunder, the number of Shares necessary to satisfy the minimum statutory withholding tax obligations on the Vesting Date or such other date, as applicable, will be released by Participant on such date to an intermediary and sold in order to satisfy such withholding tax obligations. The Participant will be responsible for all third-party administration processing fees in connection with such sale. In addition, the Participant may be subject to and taxed in respect of short-term capital gains or losses that reflect the difference in the withholding tax liability determined on the Vesting Date or other date that the RSUs vest and/or settle hereunder and the sales price actually achieved.
(c)    If the Participant is determined to be a “specified employee” within the meaning of Section 409A and the Treasury regulations thereunder, as determined by the Company, at the time of the Participant’s “separation from service” within the meaning of Section 409A and the Treasury regulations thereunder, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, the settlement and delivery of any Shares hereunder upon such separation from service will be delayed until the earlier of: (a) the date that is six months and one day following the Participant’s separation from service and (b) the Participant’s death. To the extent necessary to prevent any accelerated or additional tax under Section 409A, for purposes of this Agreement, all references to “termination of Employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein).
(d)    This Agreement is intended to comply with Section 409A or an exemption thereunder, and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with or are exempt from Section 409A, and in no event shall the Company or any of its affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

11.    Acknowledgements and Authorizations. The Participant acknowledges the following:
(a)    The grant of this Award is a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of any such award or any other benefits in the future.
(b)    The Plan is a voluntary program of the Company and it may be modified, amended, suspended or terminated by the Company at any time. Future awards, if any, will be at the sole discretion of the Company and the Administrator, including, but not limited to, the timing of any award, the amount of any award, vesting provisions and purchase price, if any.
(c)    The value of this Award is an extraordinary item of compensation outside of the scope of the Participant’s Employment. As such, this Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments. The future value of the Shares underlying this Award is unknown and cannot be predicted with certainty.

(d)    The Participant authorizes the Company to use and disclose to any agent administering the Plan or providing recordkeeping services with respect to the Plan such information and data as the Company shall request in order to facilitate the grant of this Award, the administration of this Award and the administration of the Plan, and the Participant waives any data privacy rights he or she may have with respect to such information or the sharing of such information.
12.    Provisions of the Plan. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof (except as expressly provided herein). The Participant acknowledges that he or she received a copy of the Plan prior to the date of this Agreement. By acceptance of this Award, the Participant agrees to be subject to the terms of the Plan.
13.    Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
14.    Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.
15.    Company Signature; Participant Electronic Acknowledgment. An authorized representative has signed this Agreement below. By acknowledging acceptance of the terms of this Agreement through an electronic acknowledgment system established by the Company or its designated broker, the Participant agrees to be bound by all of the terms of this Agreement and the Plan. This Award will not become effective, and the Participant will therefore have no rights to or in this Award, until the Participant acknowledges his or her acceptance of the terms of this Agreement in the manner required by the Company.
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IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

THE PARTICIPANT

__________________________________
Name:

Address: